Exhibit 99.1

Box Announces Record Fiscal Year 2016 Revenue of $303 Million, Up 40% Year-Over-Year

• Record Quarterly Revenue of $85 Million, up 36% year-over-year

• Record Quarterly Billings of $130 Million, up 59% year-over-year

• Positive Cash Flow from Operations of $5 Million in the fourth quarter

REDWOOD CITY, Calif. – March 9, 2016 – Box, Inc. [NYSE: BOX], a leading enterprise content management platform, today announced financial results for the fiscal fourth quarter and full fiscal year 2016, which ended January 31, 2016.

“Fiscal 2016 was a momentous year for Box with record revenue of more than $300 million. With new products like Box Platform, Governance, and KeySafe, and major customer wins in the fourth quarter with AIG, Genentech, Bain Capital, The Home Depot and Unilever, among others, we continue to be the platform of choice as enterprises move their content to the cloud,” said Aaron Levie, co-founder and CEO of Box. “We achieved higher operating leverage driven by our strong business model and execution, and we remain focused on expanding our customer base, increasing our scale and driving further operational efficiencies.”

“In the fourth quarter, we delivered strong year-over-year revenue growth of 36% and billings growth of 59%,” said Dylan Smith, Box co-founder and CFO. “These top-line results, coupled with our positive cash flow from operations, reflect our progress towards achieving positive free cash flow in the fourth quarter of fiscal year 2017. With strong strategic partnerships, expanding cross-selling opportunities, and a large market opportunity still ahead of us, we are well-positioned for both continued growth and future profitability.”

Fiscal Fourth Quarter Financial Highlights

•	Revenue for the fourth quarter of fiscal 2016 was a record $85.0 million, an increase of 36% from the fourth quarter of fiscal 2015.

•	Billings in the fourth quarter of fiscal 2016 were a record $130.2 million, an increase of 59% from the fourth quarter of fiscal 2015.

•	Non-GAAP operating loss in the fourth quarter of fiscal 2016 was $31.1 million, or 37% of revenue. This compares to non-GAAP operating loss of $32.2 million, or 51% of revenue, in the fourth quarter of fiscal 2015. GAAP operating loss in the fourth quarter of fiscal 2016 was $49.6 million, or 58% of revenue. This compares to GAAP operating loss of $45.8 million, or 73% of revenue, in the fourth quarter of fiscal 2015.

•	Non-GAAP net loss per share attributable to common stockholders, basic and diluted, in the fourth quarter of fiscal 2016 was $0.26 on 123.3 million shares outstanding, compared to $1.65 in the fourth quarter of fiscal 2015 on 20.0 million shares outstanding. GAAP net loss per share attributable to common stockholders, basic and diluted, in the fourth quarter of fiscal 2016 was $0.41 on 123.3 million shares outstanding, compared to $2.64 in the fourth quarter of fiscal 2015 on 20.0 million shares outstanding.

•	Net cash generated from operating activities in the fourth quarter of fiscal 2016 totaled $4.9 million, including $6.8 million of tenant improvement reimbursement for our new headquarters, compared to a net cash use of $15.6 million in the fourth quarter of fiscal 2015.

Fiscal Year 2016 Financial Highlights

•	Revenue was $302.7 million for fiscal year 2016, an increase of 40% from $216.4 million in fiscal year 2015.

•	Billings in fiscal year 2016 were $369.1 million, an increase of 50% from $246.4 million in fiscal year 2015.

•	Non-GAAP operating loss in fiscal year 2016 was $134.3 million, or 44% of revenue. This compares to non-GAAP operating loss of $127.2 million, or 59% of revenue, in fiscal year 2015. GAAP operating loss in fiscal year 2016 was $201.0 million, or 66% of revenue. This compares to GAAP operating loss of $166.7 million, or 77% of revenue, in fiscal year 2015.

•	Non-GAAP net loss per share attributable to common stockholders, basic and diluted, in fiscal year 2016 was $1.12 on 121.2 million shares outstanding, compared to $8.13 in fiscal year 2015 on 15.9 million shares outstanding. GAAP net loss per share attributable to common stockholders, basic and diluted, in fiscal year 2016 was $1.67 on 121.2 million shares outstanding, compared to $11.48 in fiscal year 2015 on 15.9 million shares outstanding.

•	Net cash used in operating activities in fiscal year 2016 totaled $66.3 million, compared to $84.9 million in fiscal year 2015.

•	Cash, cash equivalents, marketable securities, and restricted cash were $221.1 million as of January 31, 2016, of which $28.0 million was restricted.

Business Highlights Since Last Earnings Release

•	Customer Growth and Momentum:

•	New or expanded deployments with leading enterprises like AIG, American Family Insurance, Bain Capital, Campbell Soup Company, The GAP, Genentech, The Home Depot, Intuit, Live Nation, Panasonic Automotive Systems and Unilever.

•	Grew paying customer base to 57,000 businesses, including 59% of the Fortune 500.

•	Product Innovation and Strategic Partnerships:

•	Generated strong traction in the market through the IBM partnership, leading to a new extended agreement that has the potential to last for a decade or more with additional sales commitments from IBM.

•	Announced the general availability of two new product integrations with IBM Case Manager and IBM Datacap, adding to previously announced integrations with IBM Content Navigator and IBM StoredIQ.

•	Announced a deeper partnership with Microsoft, unveiling three new integrations with Office 365 that enable seamless collaboration across devices and platforms. Box now supports integrations with Microsoft Office Online with real time co-authoring, Office for iOS and Outlook.com.

•	Introduced Box for Enterprise Mobility Management (EMM) with Microsoft Intune, which provides cloud-based mobile device management, mobile application management and PC management capabilities.

•	Launched a new Box for Windows 10 universal application to provide users with a seamless content experience across their Windows 10 devices.

•	Announced new powerful solutions with Salesforce, which will provide Box customers an all-new set of ways to access and share files from within Salesforce.

•	Introduced Box KeySafe, a new software-based solution that allows customers to easily manage their own encryption keys in the cloud.

•	Announced Box for iOS 9 to take advantage of the new features available in iOS 9 and enhance workforce productivity, collaboration and efficiency on the go.

Outlook

•	Q1 FY17 Guidance: Revenue is expected to be in the range of $88 million to $89 million, and non-GAAP earnings per share is expected to be in the range of $(0.24) to $(0.23). Weighted average diluted shares outstanding is expected to be approximately 124 million.

•	Full Year FY17 Guidance: Revenue is expected to be in the range of $390 million to $394 million and non-GAAP earnings per share is expected to be in the range of $(0.85) to $(0.83). Weighted average diluted shares outstanding is expected to be approximately 127 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and, as applicable, other special items. While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, Box has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fourth quarter and full fiscal year 2016 non-GAAP results included in this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of Box’s fiscal fourth quarter and full fiscal year 2016 earnings call will be available through Box’s Investor Relations website at www.box.com/investors and will be available before being archived for a period of 90 days.

The access details for the live conference call are:

+ 1-888-632-3384, (U.S. and Canada), conference ID: BOXQ416

+ 1-785-424-1675 (international), conference ID: BOXQ416

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-839-2417 (U.S. and Canada)

+ 1-402-220-7209 (international)

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding its focus on expanding its customer base, increasing its scale, driving further operational efficiencies, its ability to achieve positive free cash flow, profitability, planned investments, planned product enhancements and success of strategic partnerships, as well as revenue, non-GAAP earnings per share and weighted average diluted outstanding share count expectations for Box’s fiscal first quarter and full year fiscal 2017 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud-based Enterprise Content Collaboration market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions or expand their use of Box’s services; (8) Box’s ability to provide successful enhancements, new features and modifications to its platform and services; (9) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (10) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2015 and the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2015. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders and billings (collectively, the “non-GAAP financial measures”). The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to non- GAAP data” which are included at the end of this release.

Box uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors’ operating results. Box believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although stock-based compensation is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to a legal verdict because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss, non-GAAP net loss attributable to common stock holders, and non-GAAP net loss per share attributable to common stockholders. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, and as applicable, other special items. Box defines non-GAAP net loss attributable to common stockholders as net loss attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items. Box defines non-GAAP net loss per share attributable to common stockholders as non-GAAP net loss attributable to common stockholders divided by the weighted average outstanding shares. Box excludes remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items because they are considered by management to be outside Box’s core operating results.

Billings. Box defines billings as revenue plus the change in deferred revenue in the period.

The accompanying tables have more details on the non-GAAP financial measures that are most directly comparable to GAAP financial measures and the related reconciliations between these financial measures.

About Box

Founded in 2005, Box [NYSE:BOX] is transforming the way people and organizations work so they can achieve their greatest ambitions. As a leading enterprise content management platform, Box helps businesses of all sizes in every industry securely access and manage their critical information in the cloud. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit www.box.com.

Contacts

Investors:

Alice Kousoum Lopatto, Box

+1 650-209-3467

ir@box.com

Media:

Denis Roy, Box

+1 650-543-6926

press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2016	January 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$185,741	$330,436
Marketable securities	7,379	—
Accounts receivable, net	99,542	54,174
Prepaid expenses and other current assets	14,729	12,132
Deferred commissions	12,603	9,487

Total current assets	319,994	406,229
Property and equipment, net	120,492	58,446
Intangible assets, net	3,895	6,343
Goodwill	14,301	11,242
Restricted cash	27,952	3,367
Other long-term assets	10,854	7,039

TOTAL ASSETS	$497,488	$492,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,862	$17,486
Accrued compensation and benefits	35,631	20,486
Accrued expenses and other current liabilities	31,926	16,862
Capital lease obligations, current	4,698	625
Deferred revenue	168,051	107,893
Deferred rent	298	2,701

Total current liabilities	250,466	166,053
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	7,316	1,238
Deferred revenue, non-current	18,362	12,164
Deferred rent, non-current	41,674	3,890
Other long-term liabilities	1,769	1,192

Total liabilities	359,587	224,537

Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	871,491	798,743
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(84)	(56)
Accumulated deficit	(732,341)	(529,393)

Total stockholders’ equity	137,901	268,129

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$497,488	$492,666

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
Revenue	$84,982	$62,639	$302,704	$216,440
Cost of revenue [1], [2]	25,681	14,694	87,100	47,273

Gross profit	59,301	47,945	215,604	169,167
Operating expenses:
Research and development [2]	26,589	17,987	102,500	66,402
Sales and marketing [2]	63,257	55,395	242,184	207,749
General and administrative [1], [2]	19,019	20,396	71,923	61,672

Total operating expenses	108,865	93,778	416,607	335,823

Loss from operations	(49,564)	(45,833)	(201,003)	(166,656)
Remeasurement of redeemable convertible preferred stock warrant liability	—	(14)	—	126
Interest expense, net	(384)	(559)	(1,157)	(2,009)
Other expenses, net	(155)	(298)	(98)	(257)

Loss before provision (benefit) for income taxes	(50,103)	(46,704)	(202,258)	(168,796)
Provision (benefit) for income taxes	270	29	690	(569)

Net loss	(50,373)	(46,733)	(202,948)	(168,227)
Accretion of redeemable convertible preferred stock	—	(3,926)	—	(11,503)
Deemed dividend on the conversion of Series F redeemable convertible preferred stock	—	(2,262)	—	(2,262)

Net loss attributable to common stockholders	$(50,373)	$(52,921)	$(202,948)	$(181,992)

Net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(2.64)	$(1.67)	$(11.48)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted [3]	123,321	20,041	121,240	15,854

[1]	Includes intangible assets amortization as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
Cost of revenue	$1,433	$1,078	$5,443	$3,455
General and administrative	37	41	154	169

Total intangible assets amortization	$1,470	$1,119	$5,597	$3,624

[2]	Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
Cost of revenue	$1,500	$390	$4,664	$1,492
Research and development	6,675	3,547	24,696	11,767
Sales and marketing	5,500	3,310	19,530	11,616
General and administrative	2,982	2,338	10,614	7,054

Total stock-based compensation	$16,657	$9,585	$59,504	$31,929

[3]	Upon the closing of Box’s initial public offering on January 28, 2015, 88.1 million shares of Box’s redeemable convertible preferred stock were converted and reclassified to Box’s common stock, in addition, 85,354 shares of Box’s common stock were issued upon the net exercise of a warrant to purchase shares of Box’s redeemable convertible preferred stock.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(50,373)	$(46,733)	$(202,948)	$(168,227)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	11,427	9,067	40,394	29,019
Stock-based compensation expense	16,657	9,585	59,504	31,929
Amortization of deferred commissions	4,314	3,242	15,816	12,079
Remeasurement of redeemable convertible preferred stock warrant liability	—	14	—	(126)
Release of deferred tax valuation allowance	—	(292)	—	(1,117)
Other	532	(148)	1,089	278
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(35,174)	(14,283)	(45,368)	(11,487)
Deferred commissions	(9,829)	(6,501)	(21,725)	(16,187)
Prepaid expenses, restricted cash and other assets	(170)	(13)	(25,717)	(2,521)
Accounts payable	(5,901)	976	(4,022)	3,231
Accrued expenses and other liabilities	17,317	10,859	17,943	6,952
Deferred rent	10,799	(739)	32,357	1,292
Deferred revenue	45,266	19,377	66,356	29,985

Net cash (used in) provided by operating activities	4,865	(15,589)	(66,321)	(84,900)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	—	—	(112,521)	—
Sales of marketable securities	11,516	—	78,427	—
Maturities of marketable securities	6,225	—	26,370	—
Purchases of property and equipment	(25,097)	(8,917)	(72,939)	(38,681)
Proceeds from sale of property and equipment	73	—	73	—
Acquisition and purchases of intangible assets, net of cash acquired	—	—	(271)	(202)

Net cash used in investing activities	$(7,283)	$(8,917)	$(80,861)	$(38,883)

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(In thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of offering costs	$—	$186,985	$(2,172)	$184,237
Proceeds from borrowings, net of borrowing costs	39,860	—	39,860	12,000
Principal payments on borrowings	(40,000)	—	(40,000)	(6,000)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	—	—	149,614
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	1,867	3,165	7,015	6,016
Proceeds from issuances of common stock under employee stock purchase plan	—	—	10,282	—
Employee payroll taxes paid related to net share settlement of restricted stock units	(2,144)	(359)	(10,436)	(359)
Payments of capital lease obligations	(1,108)	(69)	(2,036)	(69)

Net cash provided by (used in) financing activities	(1,525)	189,722	2,513	345,439
Effect of exchange rate changes on cash and cash equivalents	(11)	(50)	(26)	(71)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,954)	165,166	(144,695)	221,585
Cash and cash equivalents, beginning of period	189,695	165,270	330,436	108,851

Cash and cash equivalents, end of period	$185,741	$330,436	$185,741	$330,436

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015

GAAP operating loss	$(49,564)	$(45,833)	$(201,003)	$(166,656)
Stock-based compensation	16,657	9,585	59,504	31,929
Intangible assets amortization	1,470	1,119	5,597	3,624
Expenses related to a legal verdict [5]	309	2,900	1,586	3,900

Non-GAAP operating loss	$(31,128)	$(32,229)	$(134,316)	$(127,203)

GAAP operating margin	(58)%	(73)%	(66)%	(77)%
Stock-based compensation	20	15	20	15
Intangible assets amortization	1	2	1	1
Expenses related to a legal verdict [5]	—	5	1	2

Non-GAAP operating margin	(37)%	(51)%	(44)%	(59)%

GAAP net loss	$(50,373)	$(46,733)	$(202,948)	$(168,227)
Stock-based compensation	16,657	9,585	59,504	31,929
Intangible assets amortization	1,470	1,119	5,597	3,624
Expenses related to a legal verdict [5]	309	2,900	1,586	3,900
Remeasurement of redeemable convertible preferred stock warrant liability	—	14	—	(126)

Non-GAAP net loss	$(31,937)	$(33,115)	$(136,261)	$(128,900)

GAAP net loss attributable to common stockholders	$(50,373)	$(52,921)	$(202,948)	$(181,992)
Stock-based compensation	16,657	9,585	59,504	31,929
Intangible assets amortization	1,470	1,119	5,597	3,624
Expenses related to a legal verdict [5]	309	2,900	1,586	3,900
Remeasurement of redeemable convertible preferred stock warrant liability	—	14	—	(126)
Accretion of redeemable convertible preferred stock	—	3,926	—	11,503
Deemed dividend on the conversion of Series F redeemable convertible preferred stock	—	2,262	—	2,262

Non-GAAP net loss attributable to common stockholders	$(31,937)	$(33,115)	$(136,261)	$(128,900)

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (CONTINUED)

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(2.64)	$(1.67)	$(11.48)
Stock-based compensation	0.13	0.48	0.49	2.01
Intangible assets amortization	0.02	0.06	0.05	0.23
Expenses related to a legal verdict [5]	—	0.14	0.01	0.25
Remeasurement of redeemable convertible preferred stock warrant liability	—	—	—	(0.01)
Accretion of redeemable convertible preferred stock	—	0.20	—	0.73
Deemed dividend on the conversion of Series F redeemable convertible preferred stock	—	0.11	—	0.14

Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(1.65)	$(1.12)	$(8.13)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted [4]	123,321	20,041	121,240	15,854

[4]	Upon the closing of Box’s initial public offering on January 28, 2015, 88.1 million shares of Box’s redeemable convertible preferred stock were converted and reclassified to Box’s common stock, in addition, 85,354 shares of Box’s common stock were issued upon the net exercise of a warrant to purchase shares of Box’s redeemable convertible preferred stock.
[5]	Included in general and administrative expenses in the condensed consolidated statements of operations.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015

GAAP revenue	$84,982	$62,639	$302,704	$216,440
Deferred revenue, end of period	186,413	120,057	186,413	120,057
Less: deferred revenue, beginning of period	(141,147)	(100,680)	(120,057)	(90,072)

Billings	$130,248	$82,016	$369,060	$246,425